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                                                                    EXHIBIT (12)

                         HONEYWELL INC. AND SUBSIDIARIES
            COMBINED WITH PROPORTIONAL SHARES OF 50% OWNED COMPANIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   (UNAUDITED)

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(Dollars in Millions)                                Nine Months Ended
                                                       October 2, 1994
                                                     -----------------
Income before Income Taxes                                  $   269.80
Deduct:
  Equity income                                                   1.70
                                                            ----------

  Subtotal                                                      268.10

Add (deduct):
  Dividends from less than 50% owned companies                    1.11
  Proportional share of loss before
    income taxes of 50% owned companies                          (3.05)
                                                            ----------

Adjusted Income                                                 266.16
                                                            ----------


Fixed Charges
  Interest on Indebtedness                                       53.38
  Amortization of Debt Expense                                    1.92
  Interest Portion of Rent Expense                               35.74
                                                            ----------

Total Fixed Charges                                              91.04
                                                            ----------

Total Available Income                                      $   357.20
                                                            ----------
                                                            ----------

Ratio of Earnings to Fixed Charges                                3.92
                                                            ----------
                                                            ----------
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